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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642, 333-68032 and 333-81334) and Form S-8 (File Nos. 333-62891, 333-63430, 333-76254, 333-86161, 333-100814 and
333-104601) of Amkor Technology, Inc. of our report dated January 15, 2003, relating to the financial statements of Amkor Technology Philippines, Inc. (formerly Amkor Technology Philippines (P1/P2), Inc.) which appears in this Form 10-K.

/s/ SYCIP GORRES VELAYO & CO.

Makati City, Philippines
March 4, 2004

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